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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No.2 to the registration statement on Form N-4 of our report dated March 5, 1999 relating to the statutory basis financial statements of Life Insurance Company of the Southwest which appear in such Statement of Additional Information. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.


PricewaterhouseCoopers LLP
Boston, Massachusetts
August 13, 1999